Exhibit 23.2


         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Registration Statements of Raytheon Company on Form S-8 (File Nos. 2-55841, 2-66470, 2-67270, 2-87308, 2-93903, 2-93871, 33-3720, 33-3723, 33-
         5650, 33-10811, 33-14165, 33-15242, 33-15396, 33-15397, 33-15398,
         33-21454, 33-21741, 33-22211, 33-23449, 33-23751, 33-24695, 33-
         49041, 33-49043, 333-22969, 33-60635) and on Form S-3 (File Nos.
         33-49045, 33-49269, and 33-59241) of our report dated March 21,
         1997, appearing in this current report on Form 8-K of Raytheon Company dated on or about May 22, 1997.


         /s/ Deloitte & Touche LLP
         DELOITTE & TOUCHE LLP


         Los Angeles, California
         May 22, 1997